Exhibit 99.1

VERB Reports Record-Breaking Q4 2021 SaaS Revenue

Q4 2021 SaaS Recurring Revenue Up 47% Over Q4 2020

FY 2021 SaaS Recurring Revenue Up 34% Over FY 2020

●	Fourth quarter 2021 SaaS recurring revenue up by 47% over previous year
●	Fourth quarter 2021 total digital revenue up by 45% over previous year
●	Full-year SaaS recurring revenue up by 34% over previous year
●	Full-year total digital revenue up by 26% over previous year
●	Total gross profit margin up 17% over previous year
●	SaaS recurring revenue accounts for 84% of total digital revenue – up from 79% in 2020
●	Operational cost reductions and efficiencies begun in Q4 2021 and continuing aggressively through 2022 will accelerate drive to profitability
●	R&D expense down 22% and G&A expense down 7% quarter over quarter
●	Industry-leading MARKET and verbTV platform product development completed; soft launch underway with large number of vendors onboarding and large growing backlog of vendors in queue for ongoing qualification and verification processes; weekly private vendor livestream events ongoing; and 3 product-specific festivals planned featuring numerous popular vendors scheduled in preparation for full public-facing launch
●	Sports Entertainment vertical begun in Q4 2021 with clients including the Pittsburgh Penguins, and continuing in Q1 2022 with the Florida Panthers and the Phoenix Suns, with more announcements expected throughout the year
●	Introduced new, powerful features to accelerate growth of SaaS business including Attribution for verbLIVE, verbLIVE 2.0, and new sales-driving PULSE feature for intelligent guided management of customer relationships and interactions
●	Launched verbMAIL Pro, an interactive video email solution seamlessly integrated into Outlook
●	Recognized by Nasdaq as a leader in ESG implementation among small and micro-cap companies and featured in Nasdaq ESG case study

NEWPORT BEACH, Calif. and SALT LAKE CITY, March 31, 2022 (GLOBE NEWSWIRE) — Verb Technology Company, Inc. (Nasdaq: VERB) (“VERB” or the “Company”), the leader in interactive video-based sales enablement applications, including shoppable livestream, today filed its Form 10-K reporting financial and operating results for the full year and the quarter ending December 31, 2021.

Summary Financial Results

For the Year Ended December 31, 2021

●	Total SaaS recurring revenue was $6.8 million, an increase of 34% from the previous year. SaaS recurring revenue as a percentage of total Digital revenue was 84%, compared with 79% for the previous year

●	Total Digital revenue was $8.2 million, an increase of 26% from the previous year

●	Total Digital and Non-Digital combined revenue of $10.5 million, an increase of 6% from the previous year which is comprised of a 34% increase in SaaS recurring revenue, a 2.5% decrease in non-SaaS digital revenue, and a 32% reduction in non-digital revenue as the Company continued to execute its strategic decision to wind down its low margin non-digital business silo

●	Cost of revenue was $4.5 million, a decrease of 6% from $4.8 million for the previous year, reflecting our focus on higher margin digital business.

●	Gross profit increased 17% over the previous year, with a gross margin increase to 57% from 52% in previous year

●	Research and development expenses were $12.3 million, a strategically planned increase of 56% from the previous year. Likewise, General and Administrative expenses were up 26% due to planned increases in labor expenses, among other things. However, consistent with the Company’s commitment to reduce operational costs upon completion of the accelerated software product development, R&D expense was down 22% and G&A expense was down 7% in Q4 from the previous quarter.

●	Cash totaled $937,000 as of December 31, 2021, compared with $1.8 million on December 31, 2020. However, in January 2022, the Company announced a premium-to-market convertible note financing of $6.3 million with a conversion price of $3.00 per share, and also closed an equity line of credit facility for up to $50.0 million in accessible financing as needed over the next three years.

●	As of December 31, 2021, total assets were $34.4 million, total liabilities were $21.1 million and total stockholders’ equity was $13.3 million.

●	As of March 25, 2022, there are 80,167,176 shares of our common stock issued and outstanding. Of the total number of common shares issued and outstanding, approximately 6.6 million shares or approximately 8.3% were owned or controlled by management and the Board members.

Three Months Ended December 31, 2021

●	Added 11 new client contracts with a guaranteed base value of $700,000.

●	Total SaaS recurring revenue was $1.9 million, an increase of 47% from the same period last year which set a new Company record for the most SaaS recurring revenue recognized in a single quarter.

●	Total digital revenue was $2.2 million, an increase of 45% from the same quarter last year

●	Total digital and non-digital revenue was $2.7 million, up 29% from the same period last year, reflecting strong SaaS recurring revenue growth offset by the Company’s strategic decision to continue to wind down its low-margin non-digital business silo

●	Cost of revenue was $1.1 million, down 16% from the same period last year, reflecting planned cost reductions and improved operational efficiencies

●	Research and development expenses were $2.7 million, compared with $2.6 million for the same period last year, but down 22% over the previous quarter.

●	General and administrative expenses were $5.7 million, a decrease of 9% from the same period last year, and down 7% from the previous quarter

Conference Call Information

VERB management will hold a conference call today, March 31, 2022, at 5:00 p.m. Eastern time, to discuss 2021 results in greater detail. A telephonic replay of the conference call is available from 8:00 p.m. Eastern time today through April 14, 2022.

VERB Q4 and FY 2021 Earnings Call

Date: Thursday, March 31, 2022

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

To access by phone: Please call the conference telephone number 10-15 minutes prior to the start time. An operator will register your name and organization.

U.S. dial-in number: 1-877-407-4018

International number: 1-201-689-8471

To access by webcast: A live and archived webcast will also be available.

Webcast link: https://themediaframe.com/mediaframe/webcast.html?webcastid=wJm9zDNA

Replay: Available after 8:00 p.m. Eastern time on the same day through Thursday, April 14, 2022

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13728166

About VERB

Verb Technology Company, Inc. (Nasdaq: VERB), the market leader in interactive video-based sales applications, transforms how businesses attract and engage customers. The Company’s Software-as-a-Service, or SaaS, platform is based on its proprietary interactive video technology, and is comprised of a suite of sales enablement business software products offered on a subscription basis. Its software applications are used by hundreds of thousands of people in over 100 countries and in more than 48 languages. VERB’s clients include large sales-based enterprises as well as small business sales teams, including the sales and marketing departments of professional sports teams. Of note is its forthcoming MARKET, a multi-vendor, multi-presenter, livestream social shopping platform, currently in soft launch, at the forefront of the convergence of ecommerce and entertainment. With approximately 170 employees and contractors, the Company is headquartered in American Fork, Utah, and it also maintains offices in Newport Beach, California.

For more information, please visit: www.verb.tech.

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FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “anticipate,” “expect,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements contained in this press release relate to, among other things, the Company’s projected financial performance and operating results, including SaaS Recurring Revenue, as well as statements regarding the Company’s progress towards achieving its strategic objectives, including the successful integration and future performance of acquisitions and performance of SoloFire. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to the COVID-19 pandemic and related public health measures on our business, customers, markets and the worldwide economy; our plans to attract new customers, retain existing customers and increase our annual revenue; the development and delivery of new products, including verbLIVE; our plans and expectations regarding software-as-a-service offerings; our ability to execute on, integrate, and realize the benefits of any acquisitions; fluctuations in our quarterly results of operations and other operating measures; increasing competition; general economic, market and business conditions. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Relations Contact:

888.504.9929
investors@verb.tech

Media Contact:

855.250.2300, ext.107
info@verb.tech